Signature Pages

BECKER DRAPKIN MANAGEMENT, L.P.

	By:	BC Advisors, LLC, its general partner

Date: 11/18/2010		By:	/s/ Andrew S. McLelland
Name: Andrew S. McLelland
Title: Attorney-in-Fact

BECKER DRAPKIN PARTNERS (QP), L.P.

	By:	Becker Drapkin Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 11/18/2010			By:	/s/ Andrew S. McLelland
Name: Andrew S. McLelland
Title: Attorney-in-Fact

BECKER DRAPKIN PARTNERS, L.P.

	By:	Becker Drapkin Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 11/18/2010			By:	/s/ Andrew S. McLelland
Name: Andrew S. McLelland
Title: Attorney-in-Fact

BD PARTNERS II, L.P.

	By:	Becker Drapkin Management, L.P., its general partner

		By:	BC Advisors, LLC, its general partner

Date: 11/18/2010			By:	/s/ Andrew S. McLelland
Name: Andrew S. McLelland
Title: Attorney-in-Fact

BC ADVISORS, LLC

Date: 11/18/2010	By:	/s/ Andrew S. McLelland
Name: Andrew S. McLelland
Title: Attorney-in-Fact

STEVEN R. BECKER

Date: 11/18/2010	By:	/s/ Andrew S. McLelland
Name: Andrew S. McLelland
Title: Attorney-in-Fact

MATTHEW A. DRAPKIN

Date: 11/18/2010	By:	/s/ Andrew S. McLelland
Name: Andrew S. McLelland
Title: Attorney-in-Fact